UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 28, 2005

NBOG Bancorporation, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

001-16413	58-2554464
(Commission File Number)	(IRS Employer Identification No.)

807 Dorsey Street, Gainesville, Georgia	30501
(Address of Principal Executive Offices)	(Zip Code)

(770) 297-8060
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

During January 2005, we entered into subscription agreements with two investors, under which we agreed to issue a total of 16,667 shares of our common stock at $6.00 per share for total aggregate proceeds of $100,002. There were no brokerage or underwriting commissions paid in this private placement. The common stock was sold under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because the transactions were by an issuer that did not involve a public offering.

Between March 28, 2005 and March 31, 2005, seven of our directors exercised outstanding warrants and options to purchase 46,142 shares of our common stock at $10.00 per share for total aggregate proceeds of $461,420. There were no brokerage or underwriting commissions paid in this private placement. The common stock was sold under the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933 because no commissions or other remuneration was paid or given directly or indirectly for soliciting such exercise of warrants and options.

As a result of these offerings, the Company now has 868,198 shares outstanding as of March 31, 2005

Item 5.02.	Departure of Directors.

In March 2005 the Board of Directors determined that it was in the best interest of the Company to ask that each director exercise one third of his or her outstanding warrants and options at $10.00 a share to raise additional capital for the Company and its wholly-owned subsidiary, The National Bank of Gainesville. The Board also asked for the resignation of any director who did not exercise his or her outstanding warrants. Three directors resigned.

On March 28, 2005, the Company received a letter of resignation from Director Dr. Rodger P. Martin. At the time of his resignation, Dr. Martin served on the Audit Committee of the Company. A copy of Dr. Martin's resignation letter is attached as Exhibit 99.1.

On March 29, 2005, the Company received a letter of resignation from Director Anne L. Davenport. A copy of Ms. Davenport's resignation letter is attached as Exhibit 99.2.

On March 31, 2005, the Company received a letter of resignation from Director J. Darwin Allison, Jr. A copy of Mr. Allison's resignation letter is attached as Exhibit 99.3.

Each of the resigning directors will be given a copy of this disclosure and an opportunity to furnish a letter stating whether or not they agree with the statements made by the Company. The Company will file any response as an amendment to this Form 8-K within two business days after the Company receives such response.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Resignation letter from Dr. Martin.

99.2	Resignation letter from Ms. Davenport.

99.3	Resignation letter from Mr. Allison.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NBOG BANCORPORATION, INC.

Dated: April 1, 2005

By: /s/ W. Bryan Hendrix
Name: W. Bryan Hendrix
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Resignation letter from Dr. Martin.

99.2	Resignation letter from Ms. Davenport.

99.3	Resignation letter from Mr. Allison.